Exhibit 2.6

SERIES  B  CONVERTIBLE  PREFERRED  STOCK  PURCHASE  AGREEMENT

THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 19 2004, between Amalgamated Technologies, Inc, a corporation organized and existing under the laws of the State of Delaware (the "Company"); the purchaser(s) listed on Schedule 1 hereto (the "Purchaser"); and Gottbetter & Partners, LLP, a New York Limited Liability Partnership with an address at 488 Madison Avenue, 12th Floor, New York, NY 10022 (the "Escrow Agent").

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire from the Company 100,000 shares of the Company's Series B Preferred Stock, $.0001 par value per share (the "Series B Preferred Stock"), with a Stated Value of one dollar ($1) per share, and an aggregate Stated Value of one hundred thousand dollars ($100,000), for an aggregate purchase price of one hundred thousand dollars ($100,000).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

ARTICLE  I
CERTAIN  DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Balance  Purchase  Price"  shall  have  the  meaning  set forth in Section
2.2(b).

     "Business Day" means any day except Saturday, Sunday and pay which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

     "Certificate of Designation" means the Certificate of Designation of the Series B Preferred Stock annexed as Exhibit A hereto.

     "Change of Control" means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Company.

     "Closing"  shall  have  the  meaning  set  forth  in  Section  2.2(a).

     "Closing  Date"  shall  have  the  meaning  set  forth  in  Section 2.2(a).


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     "Closing  Materials"  shall  have  the meaning set forth in Section 2.2(a).

     "Common Stock" means shares now or hereafter authorized of the class of common stock, $.0001 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Company"  shall  have the meaning set forth in the introductory paragraph.

     "Control Person" shall have the meaning set forth in Section 4.7(a) hereof.

     "Creditors"  shall  have  the  meaning  set forth in Section 3.1(k) hereof.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosure Documents" means all the documents and materials provided to the Purchaser and/or its representatives in connection with the Company and this offering.

     "Event  of  Default"  shall  have  the  meaning  set  forth  in  Section 5.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.

     "Execution  Date"  means  the  date  of this Agreement first written above.

     "Indemnified Party" shall have the meaning set forth in Section 4.7(b) hereof.

     "Indemnifying Party" shall have the meaning set forth in Section 4.7(b) hereof.

     "Losses"  shall  have  the  meaning  set  forth  in  Section 4.7(a) hereof.

     "Material"  shall mean having a financial consequence in excess of $25,000.

     "Material  Adverse  Effect"  shall  have  the  meaning set forth in Section
3.1(a).

     "Original Issue Date," shall have the meaning set forth in the Certificate of Designation.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "Purchase  Price"  shall  have  the  meaning  set  forth in Section 2.1(b).

     "Purchaser" shall have the meaning set forth in the introductory paragraph. "Liquidation Price" shall mean an amount equal to the Stated Value of the
Shares  outstanding  that  are  subject  to  conversion  multiplied by ten (10).


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     "Reporting  Issuer"  means  a  company  that  is  subject  to the reporting requirements  of  Section  13  or  15(d)  of  the  Exchange  Act.

     "Required  Approvals"  shall  have the meaning set forth in Section 3.1(f).

     "SEC"  means  the  Securities  and  Exchange  Commission.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

     "Series B Preferred Stock" shall have the meaning set forth in the recital.

     "Settlement  Payments"  shall have the meaning set forth in Section 2.2(b).

     "Shares"  shall  have  the  meaning  set  forth  in  Section  2.1(a).

     "Stated Value" means the sum of One dollar ($1) per Share or one hundred thousand dollars ($100,000) for all of the Shares.

     "Transaction Documents" means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

ARTICLE  II

PURCHASE  AND  SALE  OF  CONVERTIBLE  PREFERRED  SHARES

2.1     Purchase  and  Sale;  Purchase  Price.

(a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchaser shall purchase 100,000 shares of the Company's Series B Preferred Stock, $.0001 par value per share (the "Shares"). The Series B Preferred Stock shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation to be filed by the Company with the Secretary of State of Delaware on or before the Execution Date.

(b) The purchase price for each Share shall be One Dollar ($1) (the "Per Share Consideration"). The Per Share Consideration multiplied by the number of Shares to be purchased by the Purchaser is referred to as the "Purchase Price."

2.2     The  Closing.

(a) The Closing of the purchase and sale of the Shares (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement (the "Closing Date"). On the Closing Date, Purchasers shall deliver to Escrow Agent the Purchase Price by delivering either 1) a check drawn on a US bank made payable to "Gottbetter & Partners, LLP, as Escrow Agent" for the full amount of the Purchase Price; or 2) a wire transfer with immediately available U.S. funds for the full amount of the Purchase Price less the Deposit plus all wire transfer fees to:


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Gottbetter  &  Partners,  LLP
IOLA  Account
Citibank  N.A.
330  Madison  Avenue
New  York,  New  York  10017
ABA  Routing  No.:     021000089
Account  No.:          49061322
Reference:          (Your  Name)  for  AGMN

As soon as practicable following (i) the execution of this Agreement and (ii) the Escrow Agent receipt of the Purchase Price, Escrow Agent shall uses its best efforts to (i) distribute the Purchase Price to the Company's creditors listed in Schedule 3.1(k) in the amounts listed under the caption settlement payments (the "Settlement Payments"), and (ii) deliver the Shares to the Purchasers. Upon full distribution of the Settlement Payments and the Shares, the balance of the Purchase Price shall be distributed to Company (the "Balance Purchase Price"). Notwithstanding anything to the contrary set forth in this Agreement, Escrow Agent shall not make any Settlement Payments unless (i) the Certificate of designation has been accepted for filing with the Secretary of State of the State of Delaware, and (ii) Escrow Agent has simultaneously or prior thereto delivered or arranged for the delivery of the Shares to Purchaser.

At any time and from time to time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

ARTICLE  III


REPRESENTATIONS  AND  WARRANTIES

3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser, all of which shall survive the Closing:

(a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company, taken as a whole (a "Material Adverse Effect").

(b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)     Capitalization.  The authorized, issued and outstanding capital stock of


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the  Company  is  set  forth  on  Schedule  3.1(c).  No  shares  of the Series B
Preferred Stock have been issued as of the date hereof. No shares of Common Stock or any other class of the Company's securities are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement

(d) Issuance of Securities. The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. When issued in accordance with the terms hereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable. The Company has no equity or equity equivalent security outstanding that is substantially similar to the Shares, including any security having a redeemable feature substantially similar to the Shares.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, to the best knowledge of the Company, do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents except those referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

(f) Consents and Approvals. Except as specifically set forth in Schedule 3.1(f), the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for the filing of the Certificate of Designation with respect to the Series B Preferred Stock with the Secretary of State of the State of Delaware, which filing shall be effected on or before the Execution Date (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 3.1(f), the "Required Approvals").

(g) Litigation; Proceedings. Except as specifically disclosed in Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

(h) No Default or Violation. Except as set forth in Schedule 3.1(h) hereto, to the best knowledge of the Company, the Company (i) is not in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority.

(i) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


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(j)     Non-Registered  Offering.  Neither  the Company not any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

(k) Those creditors listed in Exhibit 3.1(k)(a) attached hereto (the "Creditors") are the only individuals or entities with any claims against the Company. The Company does not have any obligations or liabilities of any nature (matured or unmatured, fixed or contingent). The Company is not a party to any agreement other than those agreements detailed on Exhibit 3.1(k)(b).

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Authority. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Shares to be purchased by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

(b) Investment Intent. The Purchaser is acquiring the Shares to be purchased by it hereunder, and will acquire the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

(c) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

(d) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that it has received about the Company.

(f)     Reliance.  The  Purchaser  understands  and  acknowledges  that  (i) the


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Shares  are  being  offered  and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE  IV

OTHER  AGREEMENTS  OF  THE  PARTIES

4.1 Manner of Offering. The Shares are being issued pursuant to section 4(2) of the Securities Act.

4.2 Notice of Certain Events. The Company shall, on a continuing basis, advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of any event that makes any statement of a material fact made by the Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading,

4.3 Modification to Disclosure Documents. If any event shall occur as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement any of the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time such Disclosure Documents were delivered to the Purchaser, not misleading, or if it becomes necessary to amend or supplement any of the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to each such document in form and substance reasonably satisfactory to both the Purchaser and Company so that (i) as so amended or supplemented, each such document will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Purchaser, not misleading and (ii) the Disclosure Documents will comply with applicable law.

4.4 Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the exemption from registration of the Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation where they are not now so qualified. The Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Company to sell the Shares to the Purchaser.

4.5 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser.

4.6 Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Shares by means of any form of general solicitation or advertising.


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4.7     Indemnification.

(a)     Indemnification
     The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Purchaser and its officers, directors, agents, employees and affiliates, each Person who controls or the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "Control Person") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

     The Purchaser shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or the other Transaction Documents.

(b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

     No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

(c) Contribution. If a claim for indemnification under this Section is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

(d) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

4.8 Notice and Consultation Before Securities Issuances. Until such time the Share are converted by the Purchasers, the Company shall not offer or issue any equity, equity equivalent security or debt that with a floating conversion price, or any equity lines of credit (the "New Securities"), without first giving thirty (30) days notice thereof to the Purchaser and therafter consulting in good faith with the Purchaser concerning such issuance. After such consultation between the Company and the Purchaser, the Company may offer or sell the New Securities on such terms and conditions as the Company deems appropriate.

4.9 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the conversion of the Shares otherwise required under this Agreement or the Certificate of Designation would be prohibited by the relevant provisions of Delaware law, such conversion shall be effected as soon as it is permitted under such law.

4.10 Conversion Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any conversion of the Shares otherwise required under this Agreement or the Certificate of Designation would be prohibited in the absence of consent from any lender to the Company, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such conversion is required. Nothing contained in this Section 4.10 shall be construed as a waiver by the Purchaser of any rights they may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

4.11 Liquidated Damages. The Company understands and agrees that a material breach by the Company of any Section of this Agreement, the Certificate of Designation or any other Transaction Document or an Event of Default as contained in this Agreement or any other Transaction Document will result in substantial economic loss to the Purchaser, which loss will be extremely difficult to calculate with precision. Therefore, if, for any reason, the Company commits a material breach or fails to cure any Event of Default within the time, if any, given to cure such Event of Default, as compensation and liquidated damages for such breach or default, and not as a penalty, the Company agrees to pay the Purchaser the Stated Value of all shares then held by the Purchaser multiplied by ten (10) (the "Liquidation Price").

ARTICLE  V

LEGAL  FEES  AND  DEFAULT  INTEREST  RATE

In the event any party hereto commences legal action to enforce its rights under this Agreement or any other Transaction Document, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights. In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of ten percent (10%) per annum, compounded annually.

Whenever the Company is obligated or elects to purchase or redeem the Purchaser's Shares under any provision of this Agreement or the Certificate of Designation, and the Liquidation Price is not paid to the Purchaser by the tenth
(10th) day after the Liquidation Price is due and payable to the Purchaser, the Company shall thereafter pay interest to the Purchaser on the unpaid portion of the Liquidation Price at the rate of ten percent (10%) per annum, until the Liquidation Price is paid in full.

ARTICLE  VI
ESCROW  AGENT  DUTIES

6.1 Terms of Escrow. As soon as practicable following (i) the execution of this Agreement and (ii) the Escrow Agent receipt of the Purchase Price, Escrow Agent shall uses its best efforts to (i) distribute the Purchase Price to the Company's creditors listed in Schedule 3.1(k) in the amounts listed under the caption settlement payments (the "Settlement Payments"), and (ii) deliver the Shares to the Purchasers. Upon full distribution of the Settlement Payments, and the Shares, the balance of the Purchase Price shall be distributed to Company (the "Balance Purchase Price"). Notwithstanding anything to the contrary set forth in this Agreement, Escrow Agent shall not make any Settlement Payments unless (i) the Certificate of designation has been accepted for filing with the Secretary of State of the State of Delaware, and (ii) Escrow Agent has simultaneously or prior thereto delivered or arranged for the delivery of the Shares to Purchaser.

     6.2     Duties  and  Obligations  of  the  Escrow  Agent.

(a) Purchasers and Sellers hereto agree that the duties and obligations of Escrow Agent are only such as are herein specifically provided and no other. Escrow Agent's duty is to manage the distribution of the Purchase Price to Creditors and the Balance Purchase Price to Sellers in accordance with the terms of this Agreement only, and Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence.

(b)     Escrow  Agent  shall  not  be bound in any way by the terms of any other


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

agreement to which Sellers and Purchasers are parties, whether or not it has knowledge thereof, and Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Sellers and Purchasers, or any other party thereto. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement which would affect Escrow Agents obligations hereunder, unless the same shall be in writing and signed jointly by Seller and Purchasers, and agreed to in writing by the Escrow Agent.

(c) If Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely all property held in escrow or to take certain action, until it shall be directed otherwise in writing by Sellers and Purchasers or by a final judgment of a court of competent jurisdiction.

(d) Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

(e) Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the distribution of the Purchase Price.

(f) If Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Purchase Price, it may do so by delivering the same to any other escrow agent agreeable to Sellers and Purchasers and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to Sellers and Purchasers of its desire to so relinquish custody of the Purchase Price, then the Escrow Agent may do so by delivering the Purchase Price to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law. The fee of any court officer shall be borne by Sellers and Purchasers. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Purchase Price and this Agreement.

(g) This Agreement shall not create any fiduciary duty on Escrow Agent's part to Sellers and Purchasers, nor disqualify Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Purchase Price.

(h) Escrow Agent represents that it is presently acting as counsel to Purchasers. The parties agree that the Escrow Agent's engagement as provided for herein is not and shall not be objectionable for any reason.

(i) Upon the performance of this Agreement, Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

6.3     Escrow  Agent  Indemnification.

a) Sellers and Purchasers hereby agree to, jointly and severally, indemnify and hold Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by Escrow Agent, arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence.

b) In the event of any legal action between the parties to this Agreement to enforce any of its terms, the legal fees of the prevailing party shall be paid by the party(ies) who did not prevail.

ARTICLE  VII
MISCELLANEOUS

7.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Shares, (B) the exemption from registration of the Shares for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdictions, and (C) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), and (D) all fees and expenses of counsel and accountants of the Company.

7.2 Entire Agreement. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

7.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

If  to  the  Company:     Amalgamated  Technologies,  Inc.
                          1640  Terrace  Way
                          Walnut  Creek,  CA  94596
                          Attn:  David  Rector,  President  and  CEO
                          Tel:   (925)  930-0100
                          Fax:  (925)  930-6338

With  copies  to:         Gottbetter  &  Partners,  LLP
                          488  Madison  Avenue,  12th  Floor
                          New  York,  NY  10022
                          Attn:  Adam  S.  Gottbetter,  Esq.
                          Tel:    (212)  400-6900


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

If  to  the  Purchaser:   See  Schedule  1  attached  hereto
or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 6.3.

7.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

7.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by the Purchaser to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

7.9 Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Closing.

7.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

7.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12 Limitation of Remedies. With respect to claims by the Company or any person acting by or through the Company, or by the Purchaser or any person acting through the Purchaser, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

[   SIGNATURE  PAGE  FOLLOWS   ]


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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.
                              Company:

                              Amalgamated  Technologies,  Inc.


                              By:  /s/ David Rector
                                   -------------------------
                                   Name:  David  Rector
                                   Title: President  and  Chief  Executive
                                          Officer


                              Purchaser:

                              Trinad  Management  LLC

                              By: /s/ Robert S. Ellin
                                  -------------------------------
                                  Name:  Robert S. Ellin
                                  Title: Managing Member

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                                  AND RIGHTS OF
                              SERIES B CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                         AMALGAMATED TECHNOLOGIES, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

AMALGAMATED TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution was duly approved and adopted by the Board of Directors of the Corporation (the "Board of Directors") by a unanimous written consent of the Board of Directors dated as of April 16, 2004 in lieu of a meeting in accordance with Section 141(f) of the Delaware General Corporation Law, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Corporation Certificate of Incorporation, as amended (the "Certificate of Incorporation") and its By-Laws (the "Bylaws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), there is hereby created, out of the 10,000,000 shares of Preferred Stock, par value .0001 per share (the "Preferred Stock"), of the Corporation remaining authorized, unissued and undesignated, a series of the Preferred Stock consisting of 100,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

     SECTION  1:     Designation  of  Amount.

     (a) One hundred thousand (100,000) shares of Preferred Stock shall be, and hereby are, designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), par value .0001 per share.

     (b) Subject to the requirements of the DGCL, the Certificate of Incorporation and this Certificate of Designation, the number of shares of Preferred Stock that are designated as Series B Preferred Stock may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of such shares then outstanding plus the number of such shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any other outstanding securities issued by the Corporation that are convertible into or exercisable for Series B Preferred Stock. Any shares of Series B Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall, automatically and without further action, be retired and canceled promptly after the acquisition thereof.

     SECTION  2.     Certain  Definitions.

Unless the context otherwise requires, the terms defined in this Section 2 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

"Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"Common Stock" shall mean the common stock, par value $.0001 per share, of the Corporation.

"Conversion  Date" shall have the meaning ascribed to such term in Section 6(d).

"Conversion Price" shall mean the Original Purchase Price of each share of Common Stock, subject to adjustment from time to time in accordance with Section 6(c).

"DGCL" shall have the meaning set forth in the preamble to this Certificate of Designation.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 "Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

 "Original Purchase Price" shall mean the per share purchase price for a share of Series B Preferred Stock of $1.00, or such other price set forth in the Purchase Agreement or other subscription agreements pursuant to which Series B Preferred Stock is sold.

"Person" shall mean any individual, partnership, company, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

"Preferred Stock" shall have the meaning set forth in the preamble to this Certificate of Designation.

 "Purchase Agreement" shall mean the Series B Convertible Preferred Stock Purchase Agreement, dated as of April 19, 2004, by and between the Corporation and the purchaser identified therein.

 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Series  B  Preferred  Stock"  shall  have  the  meaning set forth in Section 1.

"Series B Recapitalization Event" shall mean any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event involving a change in the capital structure of the Series B Preferred Stock.

"Subsidiary" means, with respect to any person, (a) a company a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of


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

such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a company) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

SECTION  3:     Voting  Rights.

(a) General. Except as otherwise provided by the DGCL and in addition to any voting rights provided by the DGCL or other applicable law, the holders of Series B Preferred Stock shall be entitled to vote (or render written consents) together with the holders of the Common Stock and any other class or series of capital stock of the Corporation entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of (or written consents in lieu of a vote as permitted by the DGCL, the Certificate of Incorporation and the Bylaws) holders of Common Stock; and shall have such other voting rights as are specified in the Certificate of Incorporation and this Certificate of Designation. When voting together with the holders of Common Stock, each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote for each vote that such holder would be entitled to cast had such holder converted its Series B Preferred Stock into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of Series B Preferred Stock shall be entitled to receive notice of any stockholders' meeting in accordance with the Certificate of Incorporation and Bylaws of the Corporation.

(b) Waivers. Except to the extent otherwise provided in this Certificate of Designation or required by the DGCL, the Requisite Holders may, via affirmative vote or written consent in lieu thereof, waive any rights of the holders of the Series B Preferred Stock set forth in this Certificate of Designation.

SECTION  4:     Dividends.

(a) Dividend Amount. If the Board of Directors shall declare a dividend payable upon the then outstanding shares of Common Stock, the holders of the outstanding shares of Series B Preferred Stock shall be entitled to the amount of dividends on the Series B Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 6 hereof, such number to be determined as of the record date for determination of holders of Common Stock entitled to receive such dividend or, if no such record date is established, as of the date of such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series B Preferred Stock held by each holder, and not upon each share of Series B Preferred Stock so held by the holder.

(b) Distributions Other than Cash. Whenever the distributions provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value thereof as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series B Preferred Stock.

(c) Equitable Adjustments. All numbers relating to the calculation of dividends shall be subject to an equitable adjustment in the event of any Series B Recapitalization Event.


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

     SECTION  5:     Liquidation  Preference.

(a) Liquidation Preference of Series B Preferred Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, the holders of Series B Preferred Stock shall be entitled to have set apart for them, or to be paid, out of the assets of the Corporation available for distribution to stockholders (whether such assets are capital, surplus or earnings) after provision for payment of all debts and liabilities of the Corporation in accordance with the DGCL, before any distribution or payment is made with respect to any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preferences, an amount equal to the greater of (i) $10 per share of Series B Preferred Stock (which amount shall be subject to an equitable adjustment in the event of any Series B Recapitalization Event) and
(ii) such amount as would have been payable on the largest number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by each holder thereof could have been converted immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 6 hereof.

(b) Insufficient Assets. If, upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets legally available for distribution among the holders of the Series B Preferred Stock shall be insufficient to permit payment to such holders of the full preferential amount as provided for in Section 5(a) above, then such holders shall share ratably in any distribution of available assets according to the respective amounts which would otherwise be payable with respect to the shares of Series B Preferred Stock held by them upon such liquidating distribution if all amounts payable on or with respect to such shares were paid in full, based upon the aggregate liquidation value payable upon all shares of Series B Preferred Stock then outstanding.

(c)     Cash-Out  Election.

(i) Each holder of Series B Preferred Stock may elect, by written notice to the Company given within 10 days after any such transaction is consummated, to treat any of the following transactions as a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 5:
(1) a consolidation or merger of the Corporation with or into any other corporation or corporations, (2) a sale of all or substantially all of the assets of the Corporation, (3) the issuance and/or sale by the Corporation in a single or integrated transaction of shares of Common Stock (or securities convertible into shares of Common Stock) constituting a majority of the shares of Common Stock outstanding immediately following such issuance (treating all securities convertible into shares of Common Stock as having been fully converted and all options and other rights to acquire shares of Common Stock or securities convertible into shares of Common Stock as having been fully exercised) and (4) any other form of acquisition or business combination where the Corporation is the target of such acquisition and where a change in control occurs such that the person or entity seeking to acquire the Corporation has the power to elect a majority of the Board of Directors as a result of the transaction (each such event an "Acquisition"); provided, however, that each holder of Series B Preferred Stock shall have the right to elect the benefits of the provisions of Section 6(c)(iv) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this
Section  5.

(ii) The provisions of this Section 5(d) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, or (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United State of America.

     (d)     Distributions  Other  than Cash. Whenever the distribution provided


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

for in this Section 5 shall be payable in property other than cash, the value of such distribution shall be the fair market value thereof as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series B Preferred Stock.

(e) Equitable Adjustments. The amounts to be paid or set aside for payment as provided above in this Section 5 shall be proportionately increased or decreased in inverse relation to the change in the number of outstanding shares resulting from any Series B Recapitalization Event.

SECTION  6:     Conversion  Rights.

(a)     General.  Subject  to  and  upon  compliance with the provisions of this
Section 6, each holder of shares of Series B Preferred Stock shall be entitled, at its option, at any time, to convert all or any such shares of Series B Preferred Stock into the number of fully paid and nonassessable shares of Common Stock equal to the number obtained by dividing (i) the Original Purchase Price of such Series B Preferred Stock, plus the amount of any accumulated but unpaid dividends as of the Conversion Date by (ii) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this Section 6).

(b) Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the Conversion Date as determined in good faith by the Board of Directors.

(c) Adjustments to Conversion Price. The Conversion Price shall also be subject to adjustment from time to time as follows:

(i) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(ii) Upon Combinations. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(iii) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares of stock dividend provided for elsewhere in


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

this Section 6(c), or the sale of all or substantially all of the Corporation's properties and assets to any other person), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted, as the case may be, immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(iv) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that holders of Series B Preferred Stock, as the case may be, shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series B Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6(c) with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6(c), including adjustment of the Conversion Price then in effect for the Series B Preferred Stock and the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

(v) Deferral in Certain Circumstances. In any case in which the provisions of this Section 6(c) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 6(b) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

(d) Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any share of Series B Preferred Stock shall surrender the certificate evidencing such share of Series B Preferred Stock, duly endorsed or assigned to the Corporation in blank, at any office or agency of the Corporation maintained for such purpose, accompanied by written notice to the Corporation at such office or agency that the holder elects to convert such Series B Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted. Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of surrender of such shares of Series B Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares of Series B Preferred Stock as a holder shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and shall deliver at any office or agency of the Corporation maintained for the surrender of Series B Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 6(b).
In the case of any certificate evidencing shares of Series B Preferred Stock that is converted in part only, upon such conversion the Corporation shall also


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

execute and deliver a new certificate evidencing the number of shares of Series B Preferred Stock that are not converted.

(e)     Notice  of  Adjustment  of Conversion Price.  Whenever the provisions of
Section 6(c) require that the Conversion Price be adjusted as herein provided, the Corporation shall compute the adjusted Conversion Price in accordance with
Section 6(c) and shall prepare a certificate signed by the Corporation's chief executive officer or chief financial officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series B Preferred Stock and mailed by the Corporation at its expense to all holders of Series B Preferred Stock at their last addresses as they shall appear in the stock register.

(f) Corporation to Reserve Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock. Before taking any action that would cause an adjustment reducing the conversion price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, is necessary in order that the Corporation may validly and legally issue fully paid and non assessable shares of Common Stock at such adjusted conversion price.

(g) Taxes on Conversions. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by David Rector, its President, and attested by David Rector, its Secretary, this 19th of April, 2004

By:  /s/ David Rector
   ---------------------------------
   Name:  David  Rector
   Title:   President
Attested:

By:  /s/ David Rector
   ---------------------------------
   David  Rector,  Secretary


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

Schedule  1
Purchaser(s)

NAME  AND  ADDRESS
OF  PURCHASER              PURCHASE PRICE  NO. OF SHARES
-------------------------  --------------  ----------------
Trinad  Management  LLC    $100,000       100,000
-------------------------  --------------  ----------------


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

Schedule  3.1(c)
Capitalization

Derivative  Securities

The Company has authorized capital stock consisting of 200,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, $.0001 per value per share (the "Preferred Stock"), of which 4,026,666 shares of Common Stock and no shares of Preferred Stock are presently issued and outstanding.

Non-Derivative  Securities

     The Company has issued 99,933 common stock purchase warrants issued and outstanding, each to purchase one share of common stock at an exercise price of $2.75 per share.


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

Schedule  3.1(d)
Equity  and  Equity  Equivalent  Securities



None.

Schedule  3.1(e)
Conflicts



None.

Schedule  3.1(f)
Consents  and  Approvals



None.

Schedule  3.1(g)
Litigation



None.

Schedule  3.1(h)
Defaults  and  Violations



None.

Schedule  3.1(k)(a)
List  of  Creditors

Creditors                                        Total  Due  Settlement Payments
-----------------------------------------------  ----------  -------------------
Parenteau  Corporation                            $18,082    $18,082
Viking  Investment  Group  II,  Inc.              $ 1,000    $ 1,000
Gottbetter  &  Partners,  LLP                     $29,853    $29,853
Continental  Stock  Transfer  &  Trust  Company   $ 1,934    $ 1,934
Rogoff  &  Company                                $15,000    $15,000
NJ  Division  of  Taxation                        $   363    $   363
Terry  Most                                       $ 3,768    $ 3,768
-----------------------------------------------  ----------  -------------------
Total                                            $70,000     $70,000
-----------------------------------------------  ----------  -------------------


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

EXHIBIT  3.1(k)(b)

     The Company is a party to a non-exclusive, ten year, worldwide license to use, manufacture, have manufactured for it, modify, promote and sell certain of the technology owned by Fullcomm, Inc., a New Jersey corporation, including products incorporating the technology. The technology which is the subject of the license agreement between the Company and Fullcomm, Inc. relates to source codes for key pieces of encryption/security hardware. The annual license fee payable by the Company to Fullcomm, Inc. is $1.


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